FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OF THE
SECURITIES EXCHANGE ACT OF 1934

AND

LISTING OF SUCH SECURITIES ON THE
NEW YORK STOCK EXCHANGE, INC.

CINGULAR WIRELESS LLC

(Exact name of registrant as specified in its charter)

Delaware	74-2955068

(State of organization)	(I.R.S. Employer Identification No.)

5565 Glenridge Connector, Atlanta, GA,	30342

(Address of principal offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b)
of the Securities Exchange Act of 1934 (the “Exchange Act”)

Title of each class		Name of each exchange on which
To be so registered:		each class is to be registered:

5.625%	Senior Notes Due 2006	New York Stock Exchange
6.50%	Senior Notes Due 2011	New York Stock Exchange
7.125%	Senior Notes Due 2031	New York Stock Exchange

This form relates to the registration of a class of “debt securities”, as defined in Rule 3a12-11(c) under the Exchange Act, pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c). The issuer of these securities (the “Debt Securities”) was subject to and in compliance with the reporting requirements under Section 15(d) of the Exchange Act.

The offer and sale of the Debt Securities were registered with the Commission under the Securities Act of 1933 (the “Securities Act”).

Securities Act registration statement file number to which this form relates (for any registration statement that the issuer is filing concurrently with this form): NA

All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange. Pursuant to the requirements of Section 12 of the Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

In connection with the issuance of the Debt Securities, the issuer has received opinions of counsel covering: the valid existence of the issuer; the due authorization of the Debt Securities; the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939 under which the Debt Securities were issued; and the effectiveness of the registration statement pertaining to the offering of the Debt Securities under the Securities Act.

Registrant	CINGULAR WIRELESS LLC,

by Cingular Wireless Corporation, its Manager

Date:	April 25, 2003

By:	/s/ Sean Foley

Sean Foley
Vice President-Treasurer

Listing Application to
New York Stock Exchange, Inc.

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(17248R         )
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The New York Stock Exchange, Inc. hereby authorizes the above referenced Debt Securities of Cingular Wireless LLC and certifies to the Securities and Exchange Commission its approval for the listing and registration of such Debt Securities under the Exchange Act:

By:

Janice O’Neill
Vice President
Listing Operations